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                                                                    Exhibit 99.1


                                                              PENTON MEDIA, INC.
[PENTON MEDIA LOGO]                                    The Penton Media Building
                                                                   1300 E 9th St
                                                         Cleveland, OH 44114 USA
                                                                    216.696.7000
                                                                Fax 216.931.9492
                                                           http://www.penton.com


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                            CONTACT: Mary Abood,
                              VP, Corporate Communications & Investor Relations,
                                         216-931-9551 or 216-696-7000, Ext. 9551




PENTON MEDIA CLOSES $157.5 MILLION DEBT ISSUANCE
------------------------------------------------

         CLEVELAND, OH - March 28, 2002 -- Penton Media, Inc. (NYSE: PME) today completed the sale of $157.5 million in aggregate principal amount of 11 7/8% Senior Secured Notes due 2007. The notes will be guaranteed on a senior basis by Penton's domestic subsidiaries. Penton intends to use the proceeds from this offering to repay amounts outstanding under its senior credit facility and for general corporate purposes.

         The securities referred to in this press release have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.



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